Form N-SAR
Dimensional Investment Group Inc.
Question 77


I) Please refer to:

1) The Securities Act of 1933/The Investment Company
Act of 1940 Post-Effective Amendment No. 37/38 to the Registration Statement on Form N-1A of
Dimensional Investment Group Inc., filed with the
Securities and Exchange Commission on January 14,
2003 with respect to DFA Emerging Markets Portfolio
V and DFA International Small Company Portfolio V.

2) The supplement to the prospectus of DFA
International Value Portfolio IV and Emerging
Markets Portfolio II filed with the Securities and Exchange Commission on February 20, 2003 on Form 497 regarding the portfolios' right to refuse or cancel purchase orders.

3) The annual update to The Securities Act of 1933/The
Investment Company Act of 1940 Registration
Statement on Form N-1A of Dimensional Investment
Group Inc. filed on Post-Effective Amendment Nos.
38/39 and 39/40 with the Securities and Exchange
Commission on March 31, 2003.

4) The supplements to prospectuses filed with the Securities and Exchange Commission on May 21, 2003 on Form 497 regarding the valuation of securities listed on NASDAQ.